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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


Name of Subsidiary                   State/Country of Incorporation/Organization
-----------------------------        -------------------------------------------
Skechers By Mail, Inc.                       Delaware
Skechers U.S.A., Inc. II                     Delaware
Skechers USA Ltd.                            England
Skechers USA France SAS                      France
Skechers Deutschland GmbH                    Germany
Skechers S.a.r.l.                            Switzerland
Skechers Collection LLC                      California
Skechers Sport LLC                           California
Duncan Investments, LLC                      California
Yale Investments, LLC                        Delaware
Skechers International                       Switzerland
Skechers International II                    Switzerland
Skechers USA Iberia, S.L.                    Spain
Skechers EDC SPRL                            Belgium
Skechers USA Benelux B.V.                    Netherlands
Skechers USA Canada Inc.                     Canada
Skechers USA Italia S.r.l.                   Italy
310 Global Brands, Inc.                      Delaware
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